EXHIBIT 21.1

SUBSIDIARIES OF NEOGENOMICS, INC.

NeoGenomics Laboratories, Inc., a Florida corporation

Path Labs, LLC, a Delaware limited liability company

Clarient, Inc., a Delaware corporation